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                                                                       Exhibit 9

                       ROUTIER, MACKEY AND JOHNSON, P.C.
                               Attorneys at Law
                              1700 K Street N.W.
                                  Suite 1003
                            Washington, D.C. 20006


                               December 10, 1993



                        OPINION AND CONSENT OF COUNSEL

     Having examined and being familiar with the articles of incorporation and by-laws of Lincoln Benefit Life Company ("Lincoln Benefit"), the applicable resolutions relating to other pertinent records and documents, it is our opinion that (i) Lincoln Benefit is a duly organized and existing life insurance company under the laws of the State of Nebraska; (ii) the Account is a duly organized and existing Separate Account of Lincoln Benefit and is registered as a unit investment trust under the Investment Company Act of 1940; and (iii) the variable annuity contracts being registered by this Registration Statement under the Securities Act of 1933 (File No. 33-66786) will, upon issuance thereof, be legally issued and represent binding obligations of Lincoln Benefit.

     We hereby consent to the use of our Opinion of Counsel in the Registration Statement on Form N-4 on behalf of the Account and to the reference to this firm under the caption "Legal Matters" contained in the prospectus.

                                       ROUTER, MACKEY AND JOHNSON, P.C.
                                       1700 K Street, N.W., Suite 1003
                                       Washington, D.C. 20006

                                       By:   /s/ Mark J. Mackey
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